Exhibit (i)

December 20, 2023

iShares Trust

c/o BlackRock Fund Advisors

400 Howard Street

San Francisco, CA 94105

Re:	iShares Trust Funds Identified on Exhibit A

Ladies and Gentlemen:

We have acted as special Delaware counsel for iShares Trust, a Delaware statutory trust (the “Trust”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a)

The Certificate of Trust of the Trust, as filed with the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on December 16, 1999, as amended and restated by the Restated Certificate of Trust of the Trust (as amended and restated, the “Certificate of Trust”), as filed with the Secretary of State on September 15, 2006;

(b)

The Agreement and Declaration of Trust, dated December 16, 1999, made by the trustee named therein, as amended and restated by the Agreement and Declaration of Trust, dated September 13, 2006, made by the trustees named therein, as further amended and restated by the Amended and

iShares Trust

December 20, 2023

Restated Agreement and Declaration of Trust, dated September 24, 2008, made by the trustees named therein, as further amended and restated by the Amended and Restated Agreement and Declaration of Trust, dated September 17, 2009 (as amended and restated on such date, the “Trust Instrument”), made by the trustees named therein;

(c)

Post-Effective Amendment No. 2,696 (the “Amendment”), to be filed with the U.S. Securities and Exchange Commission (the “SEC”) on or about the date hereof, to the Trust’s Registration Statement on Form N-1A (File Nos. 333-92935 and 811-09729), filed with the SEC on December 16, 1999 (as amended by the Amendment, the “Registration Statement”);

(d)

The Amended and Restated By-Laws of the Trust, as approved by the Board of Trustees of the Trust (the “Board”) on December 8, 2006, as further amended and restated by the Amended and Restated By-Laws of the Trust, as approved by the Board on August 13, 2009, as further amended and restated by the Amended and Restated By-Laws of the Trust in effect on the date hereof as approved by the Board on April 20, 2010 (as amended and restated on such date, the “By-laws”);

(e)	The Policy and Procedures Regarding the Naming of iShares Funds delegating naming determinations for series of the Trust to BlackRock Fund Advisors and its affiliated investment advisors;

(f)

Copies of certain resolutions adopted by the Board with respect to the creation of certain series of the Trust (each a “Fund” as identified on Exhibit A attached hereto) and the issuance of certain shares of beneficial interest in the Funds (each, a “Share” and collectively, the “Shares”);

(g)	The Certificate of the Trust, dated as of December 20, 2022, relating to the filing of Post-Effective Amendment 2,606 with the SEC;

(h)	A certificate of an officer of the Trust with respect to certain matters, dated December 20, 2023; and

(i)	A Certificate of Good Standing for the Trust, dated December 19, 2023, obtained from the Secretary of State.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Instrument. The resolutions identified in paragraph (f) and in the officer’s certificates described in (g) and (h) above are collectively referred to herein as the “Resolutions.”

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (i) above. In particular, we have not reviewed any

iShares Trust

December 20, 2023

document (other than the documents listed in paragraphs (a) through (i) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) that the Trust Instrument constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and that the Trust Instrument, the By-laws and the Certificate of Trust are in full force and effect and will not be amended, (ii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties (other than the Trust) to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the payment by each Person to whom a Share has been or is to be issued by the Trust (collectively, the “Shareholders”) for such Share, in accordance with the Trust Instrument and the Resolutions and as contemplated by the Registration Statement, (vii) that the officers of the Trust acted within their authority when registering the name of the Funds as such names appear in the Registration Statement, and (viii) that the Shares have been and are issued and sold to the Shareholders in accordance with the Trust Instrument and the Resolutions and as contemplated by the Registration Statement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

iShares Trust

December 20, 2023

1. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et. seq.

2. The Shares of the Trust have been duly authorized and, when issued, will be validly issued, fully paid and nonassessable beneficial interests in the Trust.

We consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

RJF/MMK

EXHIBIT A

iShares Trust

Funds

1.	iShares Climate Conscious & Transition MSCI USA ETF
2.	iShares Currency Hedged MSCI Eurozone ETF
3.	iShares Currency Hedged MSCI Germany ETF
4.	iShares Currency Hedged MSCI Japan ETF
5.	iShares Emergent Food and AgTech Multisector ETF
6.	iShares ESG Advanced MSCI EAFE ETF
7.	iShares ESG Advanced MSCI EM ETF
8.	iShares ESG Advanced MSCI USA ETF
9.	iShares ESG Aware MSCI EAFE ETF
10.	iShares ESG Aware MSCI USA ETF
11.	iShares ESG Aware MSCI USA Growth ETF
12.	iShares ESG Aware MSCI USA Small-Cap ETF
13.	iShares ESG Aware MSCI USA Value ETF
14.	iShares ESG MSCI EM Leaders ETF
15.	iShares ESG MSCI USA Leaders ETF
16.	iShares MSCI Brazil Small-Cap ETF
17.	iShares MSCI China ETF
18.	iShares MSCI China Multisector Tech ETF
19.	iShares MSCI China Small-Cap ETF
20.	iShares MSCI Denmark ETF
21.	iShares MSCI Finland ETF
22.	iShares MSCI Global Sustainable Development Goals ETF
23.	iShares MSCI India ETF
24.	iShares MSCI India Small-Cap ETF
25.	iShares MSCI Indonesia ETF
26.	iShares MSCI Ireland ETF
27.	iShares MSCI Japan Value ETF
28.	iShares MSCI Kuwait ETF
29.	iShares MSCI New Zealand ETF
30.	iShares MSCI Norway ETF
31.	iShares MSCI Peru and Global Exposure ETF
32.	iShares MSCI Philippines ETF
33.	iShares MSCI Poland ETF
34.	iShares MSCI Qatar ETF
35.	iShares MSCI Saudi Arabia ETF
36.	iShares MSCI UAE ETF
37.	iShares MSCI United Kingdom ETF
38.	iShares MSCI United Kingdom Small-Cap ETF
39.	iShares MSCI Water Management Multisector ETF
40.	iShares Paris-Aligned Climate MSCI USA ETF